Exhibit 4.25

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “[*****]” or “*****”. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

	AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT					1.	CONTRACT ID CODE N/A			PAGE 1	OF	PAGES 2

2.	AMENDMENT/MODIFICATION NO.	3.	EFFECTIVE DATE	4.	REQUISITION/PURCHASE REQ. NO.			5.	PROJECT NO. (If applicable)
	00007		See Block 16C

6.	ISSUED BY	CODE		7.	ADMINISTERED BY (If other than Item 6)				CODE
	Centers for Disease Control and Prevention (CDC) Acquisition & Assistance Branch B, (PGO) 2920 Brandwine Road, Rm. 3000 Atlanta, GA 30341-5539

8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)				( )	9A.	AMENDMENT OF SOLICITATION NO.
	Acambis, Inc. 38 Sidney Street Cambridge, MA 02139					9B.	DATED (See Item 11)
						10A.	MODIFICATION OF CONTRACT/ORDER NO.
							200-2002-00004
					X	10B.	DATED (See Item 13)

CODE 651			FACILITY CODE				11/28/01

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended, ☐ is not extended.
Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:
(a) By completing Items 8 and 15, and returning copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required)
Appropriation: 75X0140 Allowance: 2-B2316 OCC: 25.55 CAN: 2921-ATB1 Amt: ****** (Increase)

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS,
IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

(✓)	A.	THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

	B.	THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

	C.	THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

X	D.	OTHER (Specify type of modification and authority)
FAR 52.232-22, Limitation of Funds (APR 1984)

E. IMPORTANT: Contractor ☒ is not, ☐ is required to sign this document and return copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The purpose of this modification is to incrementally fund Section B, paragraph B.1, of the subject contract. This action represents full funding for CLIN 0001.

Page 2 is attached hereto and made a part hereof.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A.	NAME AND TITLE OF SIGNER (Type or print)			16A.	NAME OF CONTRACTING OFFICER
Lorenzo J. Falgiano

15B.	CONTRACTOR/OFFEROR			16B.	UNITED STATES OF AMERICA
		15C.	DATE SIGNED			16C.	DATE SIGNED
				BY			MAY 30 2003

	(Signature of person authorized to sign)				(Signature of Contracting Officer)

NSN 7540-01-152-8070		STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION UNUSABLE	30-105	Prescribed by GSA
FAR (48 CFR) 53.243

Section B, paragraph B.1, Consideration is hereby deleted in its entirety and the following substituted therefor:

B.1  352.232 CONSIDERATION, FIRM-FIXED PRICE, INCREMENTALLY FUNDED LINE ITEM

LINE ITEM	SUPPLIES/SERVICES	ESTIMATED	UNIT	EXTENDED
		QUANTITY/	PRICE	PRICE
		UNIT	MONTH

0001	Development, Production and FDA Licensure of Smallpox Vaccine	22 months	******	******

Guaranteed Minimum:   $3,000,000.00

(a)	It is determined that the total price to the Government for full performance of this line item will be ******

(b)	Total funds currently available for payment and allotted to this line item are ******. For further provisions on funding, see Limitations of Funds Clause.

(c)	It is estimated that the amount currently allotted will cover performance of Item 0001 through September 30, 2003.

(d)	The Contracting Officer may allot additional funds to the contract without the concurrence of the Contractor.

(e)	Monthly payments will be made upon submission of a properly executed invoice and submission of the Monthly Progress Report required per Section C.8. of the Statement of Work.

The contract funded amount is hereby increased from ****** to ******, and increase of ******, and the period of performance remains unchanged by reason of this modification.

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